UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

Intelgenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On May 12, 2015, the Board of Directors of IntelGenx Technologies Corp. (“the Company”) accepted the resignation of Paul A. Simmons as Chief Financial Officer of the “Company”. Mr. Simmons resignation results in the termination of the Employment Agreement (the “Agreement”) between IntelGenx Corp, the Company’s wholly owned subsidiary, and Mr. Simmons dated July 18, 2008 and filed with the United States Securities and Exchange Commission as Exhibit 10.6 to our Form 8-K dated September 05, 2008.

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers.

Mr. Simmons resigned as the Chief Financial Officer, effective May 22, 2015. The Company’s Board of Directors accepted Mr. Simmons’s resignation. Mr. Simmons’s resignation is not the result of any disputes, claims or issues with the Company.

The Company has initiated a search process for the selection and appointment of a new Chief Financial Officer.

Item 8.01 Other Events.

On May 13, 2015, the Company issued a press release announcing the resignation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit	Description
99.1	Press Release dated May 13, 2015

INTELGENX TECHNOLOGIES CORP.

Dated: May 13, 2015	By: /s/ Horst Zerbe
Horst G. Zerbe
Chairman of the Board